UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020 (August 21, 2020)

AppTech Corp.

(Exact name of registrant as specified in its charter)

Wyoming	65-0847995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5876 Owens Ave. Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

 (760) 707-5959

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APCX	OTC Pink Open Market

Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2020, AppTech Corp. (“AppTech”) entered into a strategic partnership agreement with Silver Alert Services LLC, doing business as LifeLight Systems (“LifeLight”). AppTech believes this partnership is the right opportunity to expand its operations into the burgeoning telehealth and remote patient monitoring markets. By leveraging both companies’ strengths and providing advanced technological solutions for the telehealth, namely remote patient monitoring, the companies foresee rapid expansion and adoption of the product offering. With a product set to launch on the near future, AppTech believes substantial revenue will result from the partnership.

The Agreement, among other things:

(a)	establishes AppTech as a financial and administrative services partner to LifeLight;
(b)	sets revenue sharing parameters with AppTech sharing seventy-five percent (75%) of the net income derived from LifeLight’s remote patient monitoring services for the first year and seventy percent (70%) for every year thereafter;
(c)	provides a promissory note for up to one million ($1,000,000) from AppTech to LifeLight at a rate of three percent (3%) per annum contingent upon a successful completion of LifeLight’s personal emergency response system (“PERS”) pilot program and AppTech being financially capable of providing the monies necessary within 15 days of the successful PERS pilot program;
(d)	grants LifeLight the right to purchase four million five hundred thousand (4,500,000) shares of AppTech common stock contingent upon a successful completion of LifeLight’s PERS pilot program. 1,000,000 (one million) shares are exercisable at a per share purchase price of $0.01 (one cent). The remaining 3,500,000 (three million five hundred thousand) shares are exercisable at a per share purchase price of $0.25 (twenty-five cents).

The Agreement also contemplates a potential equity transaction among AppTech and LifeLight where AppTech would purchase all or part of LifeLight.

Assuming certain contingencies above are satisfied, the term of this Agreement is for one (1) year, which shall automatically renew for an additional one (1) year term unless terminated in writing by either party.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Strategic Partnership Agreement dated as of August 21, 2020, by and among AppTech Corp. and Silver Alert Services LLC, doing business as LifeLight Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH CORP.

Dated: August 26, 2020	By:	/s/ Luke D’Angelo
	Name:	Luke D’Angelo
	Title:	Interim Chief Executive Officer

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